Supplement to
Prospectus Supplement dated March 30, 2006
(to Prospectus dated February 27, 2006)

$624,486,388
(Approximate)

IndyMac MBS, Inc.
Depositor

             Sponsor, Seller and Servicer

Residential Asset Securitization Trust 2006-A4
Issuing Entity

Mortgage Pass-Through Certificates, Series 2006-D

This Supplement amends the prospectus supplement dated March 30, 2006 that has been issued with respect to the Residential Asset Securitization Trust 2006-A4, Mortgage Pass-Through Certificates, Series 2006-D (the “Certificates”), as described below.

•	The term “Residential Asset Securitization Trust 2006-A4IP” in the prospectus supplement is amended in each and every instance to read “Residential Asset Securitization Trust 2006-A4.”

•	The terms “Targeted Balance” and “Target Balance” in the prospectus supplement are amended in each and every instance to read “Planned Balance.”

•
The descriptions of the Class 2-A-7 and Class 2-A-8 Certificates in the prospectus supplement are amended to read “Senior/Floating Pass-Through Rate/Companion” and “Senior/Inverse Floating Pass-Through Rate/Companion,” respectively, as such descriptions appear on pages S-5 and S-39 under the column headings “Type” in the sections “Summary—Description of the Certificates” and “Description of the Certificates—General,” respectively.

•	The table appearing in the first paragraph of Schedule 2 to the prospectus supplement on page S-99 is restated in its entirety to read as follows:

“Principal Balance Schedule Type	Related Classes	Prepayment Assumption Rate

Aggregate Planned Balance	Class 2-A-5 and Class 2-A-6	8-20 CPR”

Countrywide Securities Corporation	Morgan Stanley

April 14, 2006